Exhibit 99.2

INDEPENDENT AUDITORS' REPORT

Board of Managers and Members

Agribotix, LLC

Boulder, Colorado

We have audited the accompanying financial statements of Agribotix, LLC (the "Company"), which are comprised of the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, changes in members' deficit, and cash flows for the years then ended, and the related notes to the financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.Board of Managers and Members

Agribotix, LLC

Page Two

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agribotix, LLC as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

EMPHASIS OF OTHER MATTERS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EKS&H LLLP

May 3, 2018

Boulder, Colorado

Agribotix, LLC
Balance Sheets
	December 31,
	2017	2016
Assets
Current assets
Cash	$49,623	$106,048
Accounts receivable, net	431	4,571
Inventories	6,289	28,752
Other current assets	—	1,759
Total current assets	56,343	141,130
Non-current assets
Property and equipment, net	7,823	21,026
Total assets	$64,166	$162,156

Liabilities and Members' Deficit
Current liabilities
Accounts payable	$60,457	$28,039
Accrued expenses and other current liabilities	31,535	45,214
Accrued interest	256,434	139,914
Deferred revenue	18,455	42,137
Current portion of convertible notes payable	1,441,499	940,000
Notes payable	75,000	—
Total current liabilities	1,883,380	1,195,304
Non-current liabilities
Convertible notes payable, less current portion	—	311,908
Total liabilities	1,883,380	1,507,212
Commitments and contingencies
Members' deficit	(1,819,214)	(1,345,056)
Total liabilities and members' deficit	$64,166	$162,156

Agribotix, LLC

Statements of Operations

	For the Years Ended
	December 31,
	2017	2016
Revenues
Sales	$241,692	$538,480
Grant revenue	—	45,683
Total revenues	241,692	584,163

Operating expenses
Cost of sales	177,614	323,953
General and administrative	147,039	131,937
Salaries and related	463,118	873,213
Total operating expenses	787,771	1,329,103

Loss from operations	(546,079)	(744,940)
Other (expense) income
Interest expense	(117,226)	(89,307)
Other income	474	—
Total other expense	(116,752)	(89,307)

Net loss	$(662,831)	$(834,247)

Agribotix, LLC

Statement of Changes in Members' Deficit

For the Years Ended December 31, 2017 and 2016

	Capital		Additional Paid-In	Accumulated	Total Members'
	Units	Amount	Capital	Deficit	Deficit

Balance - December 31, 2015	20,000	$180,000	$143,387	$(1,065,883)	$(742,496)
Unit-based compensation	—	—	231,687	—	231,687
Net loss	—	—	—	(834,247)	(834,247)
Balance - December 31, 2016	20,000	180,000	375,074	(1,900,130)	(1,345,056)
Unit-based compensation	—	—	188,673	—	188,673
Net loss	—	—	—	(662,831)	(662,831)
Balance - December 31, 2017	20,000	$180,000	$563,747	$(2,562,961)	$(1,819,214)

Agribotix, LLC

Statements of Cash Flows

	For the Years Ended
	December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(662,831)	$(834,247)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	8,824	12,271
Unit-based compensation	188,673	231,687
Loss on disposal of property and equipment	4,379	—
Changes in assets and liabilities
Accounts receivable, net	4,140	41,668
Inventories	22,463	68,397
Other current assets	1,759	(1,384)
Accounts payable	32,418	(60,903)
Accrued expenses and other current liabilities	936	(8,579)
Accrued interest	116,520	89,121
Deferred revenue	(23,682)	(71,747)
	356,430	300,531
Net cash used in operating activities	(306,401)	(533,716)
Cash flows from investing activities
Purchases of property and equipment	—	(713)
Net cash used in investing activities	—	(713)
Cash flows from financing activities
Proceeds from issuance of convertible notes payable	189,591	311,908
Proceeds from notes payable	75,000	—
Proceeds from note payable - related party	—	20,000
Payments on note payable - related party	(14,615)	(5,385)
Net cash provided by financing activities	249,976	326,523
Net decrease in cash	(56,425)	(207,906)
Cash - beginning of year	106,048	313,954
Cash - end of year	$49,623	$106,048

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2017 and 2016 was $706 and $186, respectively.

Note 1 - Description of Business and Summary of Significant Accounting Policies

Agribotix, LLC (the "Company") is a Colorado limited liability company ("LLC") established on December 13, 2013. The Company provides drone-enabled technologies and services built for agriculture. The Company processes and analyzes agricultural data gathered by drones through its cloud-based data analysis and reporting solution.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. As of December 31, 2017 and 2016, the allowance for doubtful accounts was $8,247 and $0, respectively.

Inventories

Inventory consists of raw materials and finished goods and is stated at the lower of cost or net realizable value, determined using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to seven years, and the shorter of the estimated economic life or related lease terms for leasehold improvements.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment, and actual results may differ from assumed and estimated amounts. At December 31, 2017 and 2016, the Company determined that no impairment of long-lived assets existed.

Income Taxes

The Company has elected to be treated as an LLC for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's members and no provision for federal income taxes has been recorded in the accompanying financial statements.

The Company prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses; however, no interest or penalties have been assessed as of December 31, 2017 and 2016.

The Tax Cuts and Jobs Act ("Tax Act") was signed into law on December 22, 2017.  The Tax Act includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 35% to 21% effective January 1, 2018; limitations on  the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system.  The Company does not expect the Tax Act to have a tax impact on the Company because, as an LLC taxed as a partnership, it is not subject to federal income tax and the tax effect of its activities accrues to the members.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company generates sales revenue from drone sales and data processing subscriptions. The Company recognizes revenue when all of the following conditions are met: (1) persuasive evidence of an arrangement exists, (2) the amount of fees to be paid by the customer is fixed or determinable, (3) the service has been provided to the customer, and (4) collection of fees is reasonably assured. The Company recognizes revenue on data processing subscriptions ratably over applicable subscription periods. Amounts billed and collected before the services are performed are included in deferred revenues.

For those arrangements that include multiple deliverables, the Company first determines whether each service or deliverable meets the separation criteria of Accounting Standards Codification ("ASC") Subtopic 605-25, Revenue Recognition—Multiple-Element Arrangements. In general, a deliverable (or a group of deliverables) meets the separation criteria if the deliverable has stand-alone value to the customer. Each deliverable that meets the separation criteria is considered a separate unit of accounting. The Company allocates the total arrangement consideration to each unit of accounting based on the relative selling price method, with discounts allocated in pro-rata amounts to the units of accounting. The amount of arrangement consideration that is allocated to a delivered unit of accounting is limited to the amount that is not contingent upon the delivery of another unit of accounting.

After the arrangement consideration has been allocated to each unit of accounting, the Company applies the appropriate revenue recognition method for each unit of accounting based on the nature of the arrangement and the services included in each unit of accounting. All deliverables that do not meet the separation criteria of ASC Subtopic 605-25 are combined into one unit of accounting, and the most appropriate revenue recognition method is applied.

The Company received a $250,000 grant in 2015 from the state of Colorado under the Advanced Industries Grant Program to accelerate economic growth through grants that improve and expand the development of advanced industries. The Company recognizes revenue from this grant as work is performed; the work was completed in May 2016.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

During the year ended December 31, 2016, one customer accounted for 44% of total revenues. At December 31, 2016, the same customer accounted for 76% of total accounts receivable. There were no accounts receivable or revenue concentrations as of and for the year ended December 31, 2017.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Unit-Based Compensation

The Company recognizes expenses for employee and contractor services received in exchange for unit-based compensation on the grant-date fair value of the shares awarded. The determination of the estimated fair value of unit-based payment awards is made on the date of grant using the enterprise value, which is affected by assumptions regarding a number of complex and subjective variables. Compensation cost is recognized on a straight-line basis over the requisite service period.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2017 and 2016 was $4,044 and $20,644, respectively.

Equity Method of Accounting

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors, including, among others, representation on the investee company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an investee company's accounts are not reflected within the Company's balance sheets and statements of operations; however, the Company's share of the earnings or losses of the investee company is reflected in equity loss - share of investee company losses in the statements of operations. The Company's carrying value in an equity method investee company is reflected in ownership interests in investee companies in the Company's balance sheets.

When the Company's carrying value in an equity method investee company is reduced to $0, no further losses are recorded in the Company's financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. Under ASU No. 2014-09, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASU No. 2014-09 is effective for the Company's 2019 fiscal year and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its financial statements.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition on the income statement and statement of cash flows. The new standard is effective for the Company's 2020 fiscal year. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is evaluating the impact of adoption of the new standard on its financial statements.

Note 2 - Going Concern

The Company has incurred cumulative losses of approximately $1,800,000 through December 31, 2017, has a working capital deficit of approximately $1,700,000, and is in default on its outstanding convertible notes payable. The Company is currently exploring new opportunities; however, there can be no assurance that the Company will be successful in achieving its objectives. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, these factors raise substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Note 3 - Balance Sheet Disclosures

Inventories are summarized as follows:

	December 31,
	2017	2016
Drones	$4,173	$16,540
Other parts	2,116	12,212
	$6,289	$28,752

Note 3 - Balance Sheet Disclosures (continued)

Property and equipment are summarized as follows:

	December 31,
	2017	2016
Drones used for testing and customer demonstration	$13,350	$22,700
Computer and office equipment	16,111	16,111
Leasehold improvements	8,208	8,208
	37,669	47,019
Less accumulated depreciation	(29,846)	(25,993)
	$7,823	$21,026

Depreciation expense for the years ended December 31, 2017 and 2016 was $8,824 and $12,271, respectively.

Note 4 - Notes Payable

Note Payable - Related Party

In August 2016, the Company issued a note payable to members of the Company in the amount of $20,000, the proceeds of which were used to purchase additional inventory. The note bore interest at the rate of 4% per annum and matured in March 2017, at which time it was repaid. The note was collateralized by defined inventory and the cash collected associated with the sale of the associated inventory. There was $14,615 outstanding on the note as of December 31, 2016, which is included in accrued expenses and other current liabilities on the accompanying balance sheet.

Convertible Notes Payable

At various times from 2015 through 2017, the Company issued convertible promissory notes (collectively, the "Notes"). The Notes mature at various times during 2017 and 2018 and do not require principal or interest payments until maturity. Prepayments on the Notes are permitted with written consent from the noteholders. As of the auditors' report date, the balance on the Notes remains outstanding, of which the current portion is in default. The Notes contain a beneficial conversion feature contingent on future events; accordingly, no beneficial conversion feature has been recorded as of December 31, 2017. At the time of such events, the beneficial conversion feature will be recorded as additional interest expense. As of December 31, 2017 and 2016, $999,499 and $856,908, respectively, of the outstanding balance on the Notes is due to related parties of the Company.

Note 4 - Notes Payable (continued)

Convertible Notes Payable (continued)

The Notes were issued in three tranches. The Company received aggregate proceeds of $812,500 from the first tranche ("Notes I"). Notes I accrue interest at a rate of 8% per annum and have maturity dates at various times between February 2017 and July 2017. In the event that the Company successfully completes a qualified equity financing with gross proceeds of at least $1,500,000, the outstanding principal and interest on Notes I automatically convert into the number of equity units equal to the outstanding Notes I balance divided by 80% of the per-unit price being paid in the qualified equity financing. In addition, in the event of a change in control or initial public offering, the noteholder has the option of converting all principal and accrued interest into the units being issued based on a conversion price of $4,000,000 divided by the number of fully diluted units at the time of the event. In certain extraordinary events (as defined in the agreement), the debt is convertible without a discount. As the debt discount is contingent, the discount will be recorded upon conversion as additional interest expense.

The Company received aggregate proceeds of $484,408 from the second tranche ("Notes II"). Notes II accrue interest at a rate of 8% per annum and have maturity dates at various times between October 2017 and December 2018. In the event that the Company successfully completes a qualified financing with gross proceeds of at least $3,000,000, the outstanding principal and interest on Notes II automatically convert into the number of equity units equal to the outstanding Notes II balance divided by 80% of the per-unit price being paid in the qualified equity financing. In addition, in the event of a change in control or initial public offering, the noteholder has the option of converting all principal and accrued interest into the units being issued based on a conversion price of $10,000,000 divided by the number of fully diluted units at the time of the event. In certain extraordinary events (as defined in the agreement), the debt is convertible without a discount. As the debt discount is contingent, the discount will be recorded upon conversion as additional interest expense.

The Company received aggregate proceeds of $144,591 from the third tranche ("Notes III"). Notes III accrue interest at a rate of 15% per annum and have maturity dates at various times between September 2018 and June 2019. In the event that the Company successfully completes a qualified financing with gross proceeds of at least $3,000,000, the outstanding principal and interest on Notes III automatically convert into the number of equity units equal to the outstanding Notes III balance divided by 60% of the per-unit price being paid in the qualified equity financing. In addition, in the event of a change in control or initial public offering, the noteholder has the option of converting all principal and accrued interest into the units being issued based on a conversion price of either $5,000,000 or $10,000,000 divided by the number of fully diluted units at the time of the event. In certain extraordinary events (as defined in the agreement), the debt is convertible without a discount. As the debt discount is contingent, the discount will be recorded upon conversion as additional interest expense.

Notes Payable

During 2017, the Company issued notes payable to AgEagle, LLC ("AgEagle") for proceeds of $75,000. The notes bear interest at a rate of 6% per annum. The notes are due on demand on the later of March 31, 2018 or the date that a merger agreement between the Company and AgEagle is executed.

Note 5 - Members' Equity

As of December 31, 2016, the Company's authorized capital consists of 200,000 membership units, of which up to 3,837 are subject to the Company's Equity Incentive Plan. During the year ended December 31, 2014, the Company issued 20,000 units at $9 per unit. Members vote on matters submitted to vote by management and on special matters that require member and Board of Managers (the "Board") approval. Members are entitled to receive distributions determined by the Board and tax distributions to pay tax liabilities. The members' capital accounts shall be adjusted for their pro-rata share of profits and losses of the Company. In the event of the dissolution of the Company, the assets shall be distributed in accordance with the following provisions: (1) the fair market value of any assets distributed in-kind will adjust member's capital accounts, (2) the positive balance of each member's capital account shall be distributed, and (3) upon liquidation, if the member's capital account has a deficit, this shall not be considered a debt owed by the member.

Equity Incentive Plan

In May 2015, the Company adopted the 2015 Equity Incentive Plan (the "Plan"), for which 5,626 units have been authorized for issuance to managers, officers, employees, consultants, advisors, or other service providers of the Company. Each unit is subject to Board approval, and shall have vesting as outlined in the grant agreement. Unvested units are subject to a repurchase option where the Company has the option to repurchase unvested units for a total of $100. The Board shall determine a valuation of the Company immediately before a grant of units under the Plan and all members holding units shall have their capital accounts adjusted up or down to reflect their portion of the Company valuation in relation to the units they hold immediately before the grant. If a participant does not hold units immediately before the grant, their capital account immediately after the grant will be $0. The units bear the same rights and privileges as member units.

The fair value of each unit grant is estimated on the date of grant using the enterprise value. Unit-based compensation expense recognized for the years ended December 31, 2017 and 2016 was $188,673 and $231,687, respectively. As of December 31, 2017, there was approximately $189,000 of unrecognized unit-based compensation expense related to unvested awards. As of December 31, 2017 and 2016, 3,796 and 2,762 units, respectively, were fully vested and no longer subject to repurchase.

The following table presents the activity for units under the Plan:

Outstanding - December 31, 2015	3,819
Granted	375
Forfeited/canceled	(395)
Exercised	—
Outstanding - December 31, 2016	3,799
Granted	1,809
Repurchased	—
Outstanding - December 31, 2017	5,608

Note 6 - Investment in Joint Venture

In May 2015, the Company entered into an agreement to form Agribotix Latin America LLC ("Agribotix Latin America"). Agribotix Latin America was formed to purchase inventory and related services from the Company and resell it in Latin American countries. The Company has a 47.5% ownership interest in Agribotix Latin America and is accounted for under the equity method investment. The Company's carrying value in the joint venture is $0, as the Company is not required to fund losses. No losses of Agribotix Latin America are recorded in the Company's financial statements. During the years ended December 31, 2017 and 2016, the Company sold approximately $7,000 and $20,000, respectively, of drones and other inventory to Agribotix Latin America, which sold this inventory to third parties.

Note 7 - Commitments and Contingencies

Operating Leases

The Company leases facilities under a non-cancelable operating lease. Rent expense for the years ended December 31, 2017 and 2016 was $27,850 and $28,654, respectively. The future minimum lease payment under the lease is approximately $9,800 for the year ending December 31, 2018.

Litigation

In the normal course of business, the Company is party to litigation from time-to-time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Exchange Agreement

During 2017, the Company entered into an exchange agreement with AgEagle whereby the Company has agreed to provide AgEagle 20% of Company shares in exchange for $1,000,000 of stock in AgEagle upon the acquisition of the Company by AgEagle.

Note 8 - Subsequent Events

The Company has evaluated all subsequent events through the auditors' report date, which is the date these financial statements were available to be issued.

Agribotix, LLC
Unaudited Balance Sheet

June 30, 2018
ASSETS

Current assets
Cash	42,388
Accounts receivable, net	21,325
Inventories	8,400
Deposits and prepaid expenses	1,976
Total current assets	74,089

Non Current assets
Fixed assets	41,594
Less accumulated depreciation	(34,575)
Net fixed assets	7,019

Marketable securities at fair value	364,000

TOTAL ASSETS	445,108

LIABILITIES

Current liabilities
Accounts payable	100,684
Accrued expenses	24,335
Deferred revenue	15,079
Current portion of long term debt	2,014,149
Total current liabilities	2,154,247

TOTAL LIABILITIES	2,154,247

Commitments and Contingencies

Members' (Deficit) Equity
Additional paid-in-capital	563,747
Members' deficit	(2,272,886)

Members' (Deficit) Equity	(1,709,139)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	445,108

Agribotix, LLC
Unaudited Statement of Operations
For the Six Months Ended June 30, 2018

Revenues	190,279

Cost of Sales	112,605

Gross Profit	77,674

Operating Expenses
Selling, general and administrative	215,873
Professional fees	57,164
Total operating expenses	273,037

Loss from Operations	(195,363)

Other Income (Expense)
Other income	(2,350)
Interest expense	(69,689)
Total Other Income (Expense)	(72,039)
Provision for income taxes	—
Net Loss	(267,402)

Agribotix, LLC
Unaudited Statement of Cash Flows

For the Six Months Ended June 30, 2018

Cash flows from operating activities
Net Loss	(267,402)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	2,950
Disposal of fixed assets	5,425
Changes in assets and liabilities
Accounts receivable	(12,647)
Inventory	(2,111)
Pre-paids	(1,976)
Accounts payable	31,723
Deferred revenue	5,522
Accrued Expenses	75,302
Other Current Liabilities	(8,436)
Net cash used in operating activities	(171,650)

Cash flows from investing activities
Net cash used in investing activities	—

Cash flows from financing activities
Proceeds from issuance of convertible notes payable	129,416
Proceeds from issuance of notes payable	35,000
Net cash provided by financing activities	164,416

Net decrease in cash	(7,235)
Cash- beginning of year	49,623
Cash- end of year	42,388

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements were prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, and give effect to the Asset Purchase Agreement (the “Purchase Agreement”) between Agribotix (“Agribotix” or “Seller”) and AgEagle, including material subsequent events that will occur either prior to or in connection with the closing of the Purchase Agreement. For accounting purposes, AgEagle is considered to be acquiring the assets of Agribotix in the Purchase Agreement. AgEagle was determined to be the accounting acquirer based upon the terms of the Purchase Agreement and other factors including that upon closing, AgEagle will acquire all right, title and interest in and to all assets owned by Agribotix utilized in the Seller’s business of providing integrated agricultural drone solutions and drone-enabled software technologies and services for precision agriculture, except for certain excluded assets as set forth in the Purchase Agreement (the “Purchased Assets”). At closing, the Company shall also assume certain liabilities under various third party contracts, accounts payable and indebtedness pursuant to the terms of the Purchase Agreement.

The unaudited pro forma combined balance sheet as of June 30, 2018 assumes that the Asset Purchase took place on June 30, 2018 and combines the historical balance sheets of Agribotix and AgEagle as of June 30, 2018. The unaudited pro forma combined statement of operations for the six months ended June 30, 2018 assumes that the Asset Purchase took place as of January 1, 2018, and combines the historical results of Agribotix and AgEagle for the six months ended June 30, 2018. The unaudited pro forma combined statement of operations for the year ended December 31, 2017 assumes that the Asset Purchase took place as of January 1, 2017, and combines the historical results of Agribotix and AgEagle for the year ended December 31, 2017. The historical financial statements of Agribotix and AgEagle have been adjusted to give pro forma effect to events that are (i) directly attributable to the Purchase Agreement, including material subsequent events that will occur either prior to or in connection with the closing of the Asset Purchase, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

Because AgEagle will be treated as the accounting acquirer, AgEagle’s assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the financial statements will be those of AgEagle. Agribotix’s assets and liabilities will be measured and recognized at their fair values as of the transaction date, and consolidated with the assets, liabilities and results of operations of AgEagle after the consummation of the Purchase Agreement.

The unaudited pro forma combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. In summary, the unaudited pro forma combined financial statements include (1) an adjustment to record cash at closing to be paid to Agribotix of $850K, (2) the elimination of all cash, accounts receivable, from Agribotix’s balance sheet not acquired, (3) adjustments recorded by Agribotix account payable, accrued expenses, deferred revenue, notes payable and debt not acquired as part of the Purchase Agreement, (4) an AgEagle investment in Agribotix to be eliminated and treated as part of the consideration per the Purchase Agreement, (5) the recording of stock as part of the consideration paid for Agribotix per the Purchase Agreeement, (6) adjustments to eliminate certain SG&A expenses, professional fees, other expense and interest expense not acquired as part of the Purchase Agreement, (7) adjustments to record intangible and goodwill to be identified per the valution report at closing, and (8) as part of the asset purchase, an adjustment to eliminate the deficit accumulated since inception for Agribotix, as going forward the operations of AgEagle will be the surviving operating entity.

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma combined financial statements. Differences between these preliminary estimates and the final acquisition accounting, expected to be completed after the closing of the Purchase Agreement, will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the Purchase Agreement may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the amount, if any, the amount of cash used by Agribotix’s operations between the signing of the Purchase Agreement and the closing of the Purchase Agreement; the timing of closing of the Purchase Agreement; AgEagle's stock price at the closing of the Purchase Agreement; and other changes in Agribotix’s assets and liabilities that occur prior to the completion of the Purchase Agreement.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had AgEagle and Agribotix been a combined company during the specified period.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the separate AgEagle and Agribotix historical financial statements, and their respective management’s discussion and analysis of financial condition and results of operations. AgEagle’s historical unaudited financial statements for the six months ended June 30, 2018 are included in its Quarterly Report on Form 10-Q as filed with the SEC on August 14, 2018 and historical audited financial statements for the year ended December 31, 2017 are included in its Form 8-K as filed with the SEC on March 29, 2018. Agribotix’s historical unaudited consolidated financial statements for the six months ended June 30, 2018 and its historical audited consolidated financial statements for the year ended December 31, 2017 are included elsewhere in this registration statement.

AgEagle Aerial Systems, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheets

	June 30, 2018
	AgEagle Aerial Systems, Inc.	Agribotix, LLC	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets
Cash	2,560,062	42,388	(892,388) (A)	1,710,062
Accounts receivable, net	6,362	21,325	(21,325) (A)	6,362
Inventories	132,314	8,400	—	140,714
Deposits and prepaid expenses	117,159	1,976	—	119,135
Total current assets	2,815,897	74,089	(913,713)	1,976,273

Non Current assets
Fixed assets	108,664	41,594	—	150,258
Less accumulated depreciation	(78,264)	(34,575)	—	(112,839)
Net fixed assets	30,400	7,019	—	37,419

Intangibles	—	—	60,400 (B)	60,400
Goodwill	—	—	4,922,205 (B)	4,922,205
Investment in unconsolidated investee	1,079,648	—	(1,079,648) (C)	—
Marketable securities at fair value	—	364,000	(364,000) (C)	—

TOTAL ASSETS	3,925,945	445,108	2,625,244	6,996,297

LIABILITIES
Current liabilities
Accounts payable	381,174	100,684	(100,684) (A)	381,175
Accrued expenses	26,482	24,335	(24,335) (A)	26,482
Deferred revenue	—	15,079	(15,079) (A)	—
Accrued interest	2,337	—	—	2,337
Payroll liabilities	5,328	—	—	5,328
Notes payable	93,215	110,000	(110,000) (C)	93,215
Current portion of long term debt	—	1,904,149	(1,904,149) (A)	—
Total current liabilities	508,536	2,154,247	(2,154,247)	508,537

TOTAL LIABILITIES	508,536	2,154,247	(2,154,247)	508,537

Commitments and Contingencies

STOCKHOLDERS'/MEMBERS’ (DEFICIT) EQUITY
Preferred stock, $0.001 par value, 25,000,000 shares authorized:
Preferred stock Series B, $0.001 par value, 1,764 shares authorized, 0 shares issued and outstanding at June 30, 2018	—	—	—	—
Preferred stock Series C Convertible, $0.001 par value, 10,000 shares authorized, 6,507 shares issued and outstanding at June 30,2018	7	—	—	7
Common stock, $0.001 par value; 250,000,000 shares authorized; 10,164,001 shares issued and outstanding at June 30, 2018	10,164	—	1,000 (D)	11,164
Additional paid-in-capital	7,919,354	563,747	2,505,605 (A)(B)(C)(D)(E)(F)(G)	10,988,706
Accumulated/members’ deficit	(4,512,116)	(2,272,886)	2,272,886 (H)	(4,512,116)

Total Stockholders'/Members’ (Deficit) Equity	3,417,409	(1,709,139)	4,779,491	6,487,761

TOTAL LIABILITIES AND STOCKHOLDERS'/MEMBERS’ EQUITY	3,925,945	445,108	2,625,244	6,996,297

The accompanying notes are an integral part of these condensed consolidated financial statements.

AgEagle Aerial Systems, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Six Months Ended June 30, 2018
	AgEagle Aerial Systems, Inc.	Agribotix, LLC	Pro Forma Adjustments	Pro Forma Combined

Revenues	53,707	190,279	—	243,986

Cost of Sales	41,971	112,605	—	154,576

Gross Profit	11,736	77,674	—	89,410

Operating Expenses:
Selling, general and administrative	306,759	215,873	(57,164) (E)	465,468
Professional fees	576,795	57,164	(44,381) (F)	589,578
Consulting Fees - related party	1,000	—	—	1,000
Total operating expenses	884,554	273,037	(101,545)	1,056,046

Loss from Operations	(872,818)	(195,363)	101,545	(966,635)

Loss on Investment from Unconsolidated Investee	(30,352)	—	30,352 (C)	—

Other Income (Expense):
Other income (expense)	16,711	(2,350)	2,350 (G)	16,711
Interest expense	(29,248)	(69,689)	69,689 (G)	(29,248)
Loss before Income Taxes	(915,707)	(267,402)	203,936	(979,172)
Provision for income taxes	—	—	—	—
Net Loss	(915,707)	(267,402)	203,936	(979,172)
Net Loss Per Share – Basic and Diluted	(0.10)	—	—	(0.09)
Weighted Average Shares – Basic and Diluted	9,440,717	—	1,000,000	10,440,717

The accompanying notes are an integral part of these condensed consolidated financial statements.

AgEagle Aerial Systems, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Twelve Months Ended December 31, 2017
	AgEagle Aerial Systems, Inc.	Agribotix, LLC	Pro Forma Adjustments	Pro Forma Combined

Revenues	116,035	243,050	—	359,085

Cost of Sales	111,811	177,614	—	289,425

Gross Profit	4,224	65,436	—	69,659

Operating Expenses:
Selling, general and administrative	260,389	588,364	(58,082)(E)	790,671
Professional fees	402,706	10,062	(8,872)(F)	403,896
Consulting Fee	7,992	—	—	7,992
Total operating expenses	671,087	598,426	(66,954)	1,202,559

Loss from Operations	(666,863)	(532,990)	66,954	(1,132,899)

Other Income (Expense):
Other expense	12,458	861	(861)(G)	12,458
Interest expense	(142,810)	(117,226)	117,226 (G)	(142,810)
Loss before Income Taxes	(797,215)	(649,355)	183,319	(1,263,251)
Provision for income taxes	—
Net Loss	(797,215)	(649,355)	183,319	(1,263,251)
Net Loss Per Share – Basic and Diluted	(0.19)	—	—	(0.16)
Weighted Average Shares – Basic and Diluted	6,957,061	—	1,000,000	7,957,061

The accompanying notes are an integral part of these condensed consolidated financial statements.

1. Description of the Proposed Transaction

On July 25, 2018, AgEagle Aerial Systems, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with AgEagle Aerial, Inc., a wholly-owned subsidiary of the Company, Agribotix, LLC , a Colorado limited liability company (the “Seller”), and the other parties named therein. Pursuant to the Purchase Agreement, the Company shall, upon the closing, acquire all right, title and interest in and to all assets owned by the Seller utilized in the Seller’s business of providing integrated agricultural drone solutions and drone-enabled software technologies and services for precision agriculture, except for certain excluded assets as set forth in the Purchase Agreement (the “Purchased Assets”). At closing, the Company shall also assume certain liabilities under various third party contracts, accounts payable and indebtedness pursuant to the terms of the Purchase Agreement. The Company anticipates that the closing of the transaction will occur within the next 30 days in accordance with the terms of the Purchase Agreement, subject to the closing conditions described therein.

The consideration for the Purchased Assets includes the following to be made at closing: (a) a cash payment of $150,000 (of which $110,000 was previously paid), (b) 200,000 shares of common stock of the Company (the “Common Stock”) at a value of $5.00 per share (all of which shares were issued to the Seller at the closing of the Enerjex merger pursuant to an exchange agreement between the Company and the Seller dated November 20, 2017), (c) an amount payable at closing equal to the sum of: (i) the number of shares of Common Stock that is calculated by dividing $1,000,000 by the average closing daily price per share of the Common Stock on the NYSE, for each of the 20 trading days ending on the date immediately preceding the closing date (the “Average Price”), provided that in no event shall the Average Price be less than $2.00 (the “Closing Shares”); and (ii) $450,000 in cash.

In addition, the Seller shall pay an amount on the 90th day following the closing equal to the sum of: (i) the number of shares of Common Stock that is calculated by dividing $2,000,000 by the Average Price (calculated as if the 20-trading day period ends on the 89th day following the closing), provided that in no event shall the Average Price be less than $2.00 (the “Post-Closing Shares”); and provided further that in the event that the Average Price so calculated is more than the Average Price calculated in the preceding paragraph, the Average Price shall be the Average Price calculated as set forth in the preceding paragraph); and (ii) $400,000 in cash.

If revenue of the business for the one year period ending on the first anniversary of the closing date is at least $1,000,000, plus the Capital Investment Multiplier (as defined below), then the Seller shall earn the number of shares of Common Stock that is calculated by dividing $250,000 by the Average Price (calculated as if the 20–trading day period to which reference is made above ends on such first anniversary), provided that in no event shall the Average Price be less than $2.00. “Capital Investment Multiplier” means 1.5 times the amount of capital invested by the Company or its affiliates in the Seller to support and advance the business, inclusive of loans or other investments provided to Seller prior to the closing, less $250,000.

2. Basis of Presentation

Agribotix, LLC is a Colorado limited liability company ("LLC") established on December 13, 2013, reports on a calendar year basis. The most recent financial information available for Agribotix is for the six months ended June 30, 2018. The information presented for Agribotix as of June 30, 2018 is deemed to be current for these unaudited pro forma condensed combined financial statements. AgEagle Aerial System, Inc, a Nevada corporation, reports on a calendar year basis and is utilizing financial statements as of June 30, 2018 for these pro forma condensed combined financial statements per its quarterly report on Form 10-Q as filed with the SEC on August 14, 2018.

The unaudited pro forma condensed combined financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and are intended to show how the business acquisition might affect the historical financial statements if the transaction had been completed on June 30, 2018 for the purposes of the balance sheet and the six months ended statement of operations as of June 30, 2018 and twelve months ended statement of operations. The pro forma adjustments reflecting the completion of the transactions are based upon the accounting rules for business combinations purchase accounting.

Pursuant to the Purchase Agreement, the Company shall, upon the closing, acquire all right, title and interest in and to all assets owned by the Seller utilized in the Seller’s business of providing integrated agricultural drone solutions and drone-enabled software technologies and services for precision agriculture, except for certain excluded assets as set forth in the Purchase Agreement (the “Purchased Assets”). The Purchase Agreement will be accounted for per GAAP purchase accounting guidelines and as a result the company will record goodwill and other intangibles based on the final valuation report at closing.

The historical financial data has been adjusted to give pro forma effects to events that are (i) directly attributable to the Purchase Agreement (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited pro forma condensed combined financial data also do not include any integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Purchase Agreement occurred prior to the specified period.

3. Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed combined balance sheet as of June 30, 2018 and statement of operations for the six months ended June 30, 2018 and twelve months ended December 31, 2017 are as follows:

(A)	Adjustments to remove assets and or liabilities not accrued as part of the purchased agreement upon closing:
	Removal of cash not being acquired per the purchase agreement	$42,388
	Removal of accounts receivable not being acquired per the purchase agreement	21,325
	Removal of accounts payable not acquired per the purchase agreement	100,684
	Removal of accrued expenses not being acquired per the purchase agreement	24,335
	Removal of deferred revenue not being acquired per the purchase agreement	15,079
	Removal of debt as not being acquired per the purchase agreement	$1,904,149

(B)	Adjustment to record intangibles and goodwill per valuation report of Agribotix as part of purchase price accounting and remove notes payables to be treated as part of consideration given for Agribotix
	To record intangibles as identified per valuation report of Agribotix	$60,400
	To record goodwill as identified per valuation report of Agribotix	4,922,205
	Removal of note payables to be considered part of consideration toward purchase price of Agribotix	$110,000

(C)	Adjustment to remove investment in unconsolidated investee relating to Agribotix and marketable securities of AgEagle Aerial Systems, Inc. in order to record the purchase of assets per valuation report completed at close
	Removal of investment in unconsolidated investee account on balance sheet	$1,079,648
	Removal of marketable securities on balance sheet for AgEagle Aerial Systems, Inc. account on balance sheet	364,000
	Removal of loss on investment from unconsolidated investee on the statement of operations	$30,352

(D)	To record stock consideration given in exchange for asset purchase of Agribotix per the terms of Asset Purchase Agreement	$1,000

(E)	Adjustment to Agribotix's SG&A expenses related to their operations that will not be continued by the Company	$57,164
		$58,082

(F)	Adjustment to Agribotix's professional fees related to their operations that will not be continued by the Company	$44,381
		$8,872

(G)	Adjustment to Agribotix's existing interest expense and other income(expense) related to debt and other assets eliminated at closing	$2,350
		69,689
		(861)
		$117,226

(H)	Adjustment to eliminate the deficit accumulated since inception for Agribotix as the company is being recorded as an asset purchase per accounting guidance	$2,272,886

4. Earnings Per Share

The pro forma weighted-average shares outstanding gives effect to the issuance of 10,440,717 shares of common stock of the Company in connection with the Asset Purchase Agreement as if they occurred at the beginning of the period presented.

5. Common Share Reconciliation per Proforma Balance Sheet

AgEagle shares issued to Agribotix shareholders	1,000,000
AgEagle existing shareholders as of closing	10,164,001
Total common shares outstanding as of closing - basic	11,164,001